CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



As independent certified public accountants for IPS Funds, we hereby consent to all references to our Firm included in or made a part of IPS Funds Post-Effective Amendment No. 7 to the Registration Statement on Form N-1A of the IPS Funds. We also consent to the incorporation by reference of our report dated July 14, 1998 on the financial statements, schedule and per share data and ratios of the IPS Millennium Fund in connection with the Registration Statements.

                         CHERRY, BEKAERT & HOLLAND, L.L.P.



                         /s/ Cherry, Bekaert & Holland, L.L.P.
                         July 29, 1998